As filed with the Securities and Exchange Commission on July 13, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATA SKIN SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3986004
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
(215) 619-3200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

STRATA Skin Sciences, Inc.
2016 Amended and Restated Omnibus Incentive Plan
(Full title of the plan)

Robert Moccia
Chief Executive Officer
STRATA Skin Sciences, Inc.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
(215) 619-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sunjeet S. Gill, Esq.
Stevens & Lee, P.C.
620 Freedom Business Center Drive, Suite 200
King of Prussia, PA 19406
(610) 205-6000
Fax: (610) 337-4374

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	2,700,000	$1.45	$3,915,000.00	$427.13
Common Stock, par value $0.001 per share (3)	5,247,259	$1.45	$7,608,525.55	N/A
Total			$11,523,525.55	$427.13

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of Common Stock.

(2)
Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq Capital Market on July 9, 2021, which is a date within five business days prior to the filing of this Registration Statement, with respect to the Registrant's Amended and Restated 2016 Stock Incentive Plan (the “2016 Plan”).

(3)
The Registrant previously registered 5,247,259 shares of Common Stock available for issuance under the 2016 Plan pursuant to (a) a registration statement on Form S-8 (File No. 333- 226298) filed with the Securities and Exchange Commission on July 23, 2018, and (b) a registration statement on Form S-8 (File No. 333-216712) filed with the Securities and Exchange Commission on March 15, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement relates to the registration of securities under the Company's 2016 Amended and Restated Omnibus Incentive Plan, which are the same class of securities for which a registration statement on the same form is already effective relating to an employee benefit plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

The following documents that we have filed with the SEC (File No. 0-51481) are incorporated by reference into this registration statement:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 25, 2021;
•	our quarterly report on Form 10-Q for the period ended March 31, 2021, filed on May 13, 2021;
•	our current reports on Form 8-K filed on January 4, 2021, March 1, 2021, April 12, 2021 and July 7, 2021; and
•
the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 8, 2005, and any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this registration statement and until the offering under this registration statement is completed will be deemed to be incorporated by reference into this registration statement and will be a part of this registration statement from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this registration statement conflicts with, negates, modifies or supersedes that statement.  Any statement that is modified or superseded will not constitute a part of this registration statement, except as modified or superseded.

Item 4. DDescription of Securities.

No answer to this item is required because the class of securities to which this registration statement relates is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation, as amended, provides that to the fullest extent permitted by the DGCL, a director shall not be personally liable to the Company or its stockholders for monetary damages for monetary damages for breach of fiduciary duty as a director. The Company may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served at any other enterprise as a director, officer or employee at the request of the Company. Article V of our amended and restated by-laws provides that we shall indemnify our directors and officers, or former directors and officers, against any and all expenses and liabilities, to the fullest extent permitted by the DGCL.  Our certificate of incorporation also provides that the Company has: (a) unless the Company consents in writing to the selection of an alternative forum, designated the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) to be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of the Company's directors, officers, employees or agent to the Company or its stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s certificate of incorporation or the Company’s bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction, and (b) unless the Company consents in writing to the selection of an alternative forum, designated the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

We have entered into agreements to indemnify our directors and officers. These agreements, among other things, will indemnify and advance expenses to our directors and officers for all expenses, including, but not limited to, attorney's fees, witness fees, damages, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person's services as our director or officer, or any other company or enterprise to which the person provides services at our request.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
5.1	Opinion of Stevens & Lee, P.C. (filed herewith).
10.1	STRATA Skin Sciences, Inc. Amended and Restated 2016 Omnibus Incentive Plan (Incorporated by reference to Appendix A of our Definitive Proxy on Form DEF 14A, filed on June 2, 2021).
23.1	Consent of Marcum, LLP. (filed herewith).
23.2	Consent of Stevens & Lee LLP (included in Exhibit 5.1).
24.1	Powers of attorney (included with the signature pages).

Item 9. Undertakings.

We hereby undertake:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

We hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

We hereby further undertake that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on July 13, 2021.

STRATA SKIN SCIENCES, INC. By: /s/ Robert Moccia
Robert Moccia
Chief Executive Officer

Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert Moccia and Matthew Hill, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert Moccia
Robert Moccia /s/ Matthew Hill	Chief Executive Officer and Director (principal executive officer)	July 13, 2021
Matthew Hill /s/ Uri Geiger	Chief Financial Officer (principal financial and accounting officer)	July 13, 2021
Uri Geiger /s/ LuAnn Via	Chairman of the Board	July 13, 2021
LuAnn Via /s/ William Humphries	Vice Chair of the Boards	July 13, 2021
William Humphries /s/ Samuel Rubinstein	Director	July 13, 2021
Samuel Rubinstein /s/ Nachum Shamir	Director	July 13, 2021
Nachum Shamir	Director	July 13, 2021

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Stevens & Lee, P.C. (filed herewith).
10.1	STRATA Skin Sciences, Inc. Amended and Restated 2016 Omnibus Incentive Plan (Incorporated by reference to Appendix A of our Definitive Proxy on Form DEF 14A, filed on June 2, 2021).
23.1	Consent of Marcum, LLP. (filed herewith).
23.2	Consent of Stevens & Lee LLP (included in Exhibit 5.1).
24.1	Powers of attorney (included with the signature pages)